Exhibit 3.1

Certificate of Amendment
of
Amended And Restated Certificate of Incorporation
of
Petros Pharmaceuticals, Inc.

Petros Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on December 1, 2020 (the “Certificate of Incorporation”).

2.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

3.	The Certificate of Incorporation is hereby amended by amending the first sentence of paragraph A of Article FOURTH as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 250,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (b) 50,000,000 shares of Preferred Stock, $0.0001 par value per share and stated value (“Stated Value”) per share of $1,000.00 (“Preferred Stock”).”

4.	Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

5.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

[Signature Page to Certificate of Amendment]

In witness whereof, Petros Pharmaceuticals, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this 14th day of September, 2023.

Petros Pharmaceuticals, Inc.

By:	/s/ Fady Boctor
Name:	Fady Boctor
Title:	President and Chief Commercial Officer